UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) March 2, 2012

(Date of earliest event reported) February 28, 2012

ONEOK Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On February 28, 2012, ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, with respect to the issue and sale by the Partnership of 8,000,000 common units representing limited partner interests in the Partnership in a public offering (together with an over-allotment option granted to the underwriters to purchase up to an additional 1,200,000 common units).

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such underwriting agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Private Placement Agreement

On February 28, 2012, the Partnership also entered into a Common Unit Purchase Agreement with ONEOK, Inc. providing for the issuance and sale to ONEOK, Inc. of 8,000,000 common units for an aggregate purchase price of approximately $459.8 million in a private placement transaction in reliance on Section 4(2) of the Act, and Regulation 506 adopted thereunder, since the common units were issued in a transaction not involving any public offering. The foregoing description of the Common Unit Purchase Agreement is qualified in its entirety by reference to such Common Unit Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.2 and is incorporated herein by reference.

Relationships

A portion of the net proceeds of the public offering and private placement are expected to be used to repay amounts outstanding under our $1.2 billion commercial paper program and to repay amounts on the maturity of our $350 million 5.9% senior notes due April 1, 2012. Affiliates of certain of the underwriters in this offering are dealers under our $1.2 billion commercial paper program and will receive their respective share of any repayment by us of amounts outstanding thereunder. Each of the underwriters or their respective affiliates, in ordinary course of their business, may trade in the 5.9% senior notes due April 1, 2012 for their own accounts or for the accounts of their customers and, accordingly, may also receive a portion of the net proceeds from this offering. Affiliates of certain underwriters are lenders under our $1.2 billion revolving credit agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure

The Partnership issued a news release on February 28, 2012, attached hereto as Exhibit 99.1, announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K at $59.27 per common unit. In addition, the Partnership announced that it had agreed to sell 8,000,000 common units to ONEOK, Inc., the parent company of the Partnership’s sole general partner, in the private placement described in Item 1.01 of this Current Report on Form 8-K, generating proceeds to the Partnership of approximately $459.8 million. In addition, the general partner of the Partnership will contribute approximately $19.1 million to maintain its two percent general partner interest. Following completion of the public offering and the private placement transaction, the Partnership will have 146,827,354 common units outstanding and ONEOK, Inc. and a subsidiary which is the sole general partner of the Partnership, will hold an aggregate ownership interest in the Partnership of approximately 43.4 percent. The information provided in this Item 7.01 is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P.
By: ONEOK Partners GP, L.L.C., General Partner

Date: March 2, 2012	By:	/s/ Robert F. Martinovich

Robert F. Martinovich Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated February 28, 2012, among ONEOK Partners, L.P. and Barclays Capital Inc., Citigroup Global Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

1.2	Common Unit Purchase Agreement dated February 28, 2012, between ONEOK Partners, L.P. and ONEOK, Inc.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

8.1	Opinion of Andrews Kurth LLP regarding tax matters.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Andrews Kurth (contained in Exhibit 8.1 hereto).

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of Common Units and the pricing of its private placement of Common Units.